UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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Vital Farms, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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2021

ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

EST. 2007

Vital FARMS®

April 26, 2021

Dear Stockholders:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Vital Farms, Inc., a Delaware public benefit corporation (“Vital Farms”) to be held virtually on Wednesday, June 9, 2021 at 9:00 a.m., Central time. As part of our precautions regarding the ongoing COVID-19 pandemic and to support the health and well-being of our stockholders, we have adopted a virtual format for our 2021 Annual Meeting, which will be held solely online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, ask your questions and vote your shares during the meeting by visiting www.proxydocs.com/VITL. To participate in the Annual Meeting, you will need to register to attend the meeting by 5:00 p.m., Central time, on June 8, 2021 using the control number located on the Notice of Internet Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2021 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2020 Annual Report. The notice contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2020 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the Board of Directors and the crewmembers of Vital Farms, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Russell Diez-Canseco

Chief Executive Officer

VITAL FARMS, INC.

3601 South Congress Ave.

Suite C100

Austin, Texas 78704

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:

Wednesday, June 9, 2021

Time:

9:00 a.m., Central time

Place:

The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You must register to attend the meeting online by no later than 5:00 p.m., Central time, on June 8, 2021 using your control number included in the Notice of Internet Availability of Proxy Materials mailed to you at www.proxydocs.com/VITL.

Record Date:

The record date for the Annual Meeting is April 12, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Items of Business:

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)	To elect the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2021.

(3)	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, if you register to attend the Annual Meeting, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Sincerely,

Jason Dale

Secretary

Austin, Texas

April 26, 2021

i

VITAL FARMS, INC.

3601 South Congress Ave.

Suite C100

Austin, Texas 78704

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability because the Board of Directors of Vital Farms, Inc. (the “Board”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Vital Farms, Inc., including at any adjournments or postponements thereof, to be held on Wednesday, June 9, 2021 at 9:00 a.m., Central time. The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You will need to register to attend or participate in the Annual Meeting by 5:00 p.m., Central time, on June 8, 2021 using the control number provided on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or your proxy card, if applicable.

The Notice of 2021 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and our Annual Report on Form 10-K for the fiscal year ended December 27, 2020 (the “Annual Report” and collectively, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 26, 2021 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 6, 2021.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 12, 2021.

Why is Vital Farms conducting a virtual Annual Meeting?

Due to the ongoing public health crisis relating to the COVID-19 pandemic, we believe that adopting the virtual meeting format will help protect the health and well-being of our directors, members of management and stockholders who wish to attend the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote. We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance in light of the current circumstances.

How do I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 12, 2021, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, you will need to visit www.proxydocs.com/VITL and register by 5:00 p.m., Central time, on June 8, 2021 using the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online during the Annual Meeting is discussed below.

What do I do if I have technical difficulties in connection with the Annual Meeting?

Please note that in order to attend the Annual Meeting, you must register at www.proxydocs.com/VITL by 5:00 p.m., Central time, on June 8, 2021. You will receive an email with additional information regarding how to access the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m., Central time. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to access the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be provided in your emailed instructions after your successful registration at www.proxydocs.com/VITL.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of April 12, 2021 who have registered in advance to attend the Annual Meeting may submit questions or comments that may addressed during the Annual Meeting. If you would like to submit a question, you may do so when you register to attend the Annual Meeting at www.proxydocs.com/VITL using the control number provided in the Notice of Internet Availability and typing your question in the appropriate box in the registration form.

In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for 10 days before the meeting at our offices. Please email investors@vitalfarms.com to arrange for in-person examination. The stockholder list will also be available electronically during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 12, 2021 will be entitled to vote online during the Annual Meeting. On this record date, there were a total of 39,921,299 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 12, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the Annual Meeting.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three Class I directors to hold office until the 2024 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2021.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. To vote through the internet, go to www.proxypush.com/VITL to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your Internet vote must be received prior to the start of the Annual Meeting to be counted.

•

By Telephone. Call 1-866-291-7284 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

•

By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Online During the Annual Meeting. Access the Annual Meeting by visiting www.proxydocs.com/VITL and providing your control number from your Notice of Internet Availability. You must register to attend the Annual Meeting by 5:00 p.m., Central time on June 8, 2021 and follow the instructions you receive after your successful registration to access the Annual Meeting and to vote your shares during the meeting.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you may be required to obtain a valid proxy card from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card, and access the Annual Meeting by following the instructions you receive after your successful registration at www.proxydocs.com/VITL using the control number provided by your bank, broker or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2021.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the three Class I director nominees; and

•	Proposal 2: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 26, 2021.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director and “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the Internet or by telephone prior to the start of the Annual Meeting;

•	by registering to attend and attending the Annual Meeting and voting online; or

•	by sending a timely written notice to our Secretary in writing at 3601 South Congress Ave., Suite C100, Austin, Texas 78704 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 39,921,299 shares outstanding and entitled to vote. Thus, the holders of 19,960,650 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. The three nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 26, 2021 must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as an “Against” vote.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2022 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), we must receive them on or before December 27, 2021. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2022 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2022 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 9, 2022 and March 11, 2022; provided, however, that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2022 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Matt Siler, our Vice President of Investor Relations, at (877) 455-3063 or email investors@vitalfarms.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Class I consists of three directors, Class II consists of three directors and Class III consists of three directors. Each class serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of nine directors. There are three directors whose term of office expires in 2021. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2024 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s resignation or removal. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Kofi Amoo-Gottfried	41	2021	Director	2020
Brent Drever	49	2021	Director	2019
Karl Khoury	51	2021	Director	2015

(1)	As of April 12, 2021

Kofi Owusu Amoo-Gottfried has served a member of our Board of Directors since January 2021. Mr. Amoo-Gottfried has served as Vice President of Marketing of Doordash Inc. since May 2019. Prior to joining Doordash, Mr. Amoo-Gottfried held various roles at Facebook, Inc. from November 2015 to February 2019, including Vice President of Brand & Consumer Marketing from August 2018 to January 2019. Before joining Facebook, Mr. Amoo-Gottfried served in various roles at advertising agencies, including FCB NY, Leo Burnett and Publicis Groupe, and was also Global Communications Director for Bacardi Rums. Mr. Amoo-Gottfried received his B.A. in economics and international studies from Macalester College. We believe that Mr. Amoo-Gottfried is qualified to serve on our board of directors because of his extensive business and branding experience, including in consumer and foodservice industries.

Brent Drever has served as a member of our board of directors since March 2019. Mr. Drever has served as co-founder and President of Manna Tree Partners, an asset management firm focused on improving human health through nutrition, since 2018. Prior to that, Mr. Drever co-founded Acuity Institute in May 2005, a provider of leadership training, coaching and consulting, where he served as chief executive officer from April 2012 to October 2018 and has served as advisor since October 2018. September 2017 to September 2020, Mr. Drever served as co-founder and board president of Zealous Schools, a micro school. In addition to Vital Farms, Inc., Brent currently serves as a Board Member for Nutriati Inc., Verde Farms, and Gotham Greens. Mr. Drever holds a B.S. in Architectural Engineering from the University of Colorado at Boulder. We believe that Mr. Drever is qualified to serve on our board of directors because of his diverse business, management and leadership experience across a variety of industries, including food supply.

Karl Khoury has served as a member of our board of directors since January 2015. Mr. Khoury co-founded and has served as a partner at Arborview Capital Partners LP, a venture capital firm focused on resource efficiency and sustainability, since the firm’s inception in March 2008. Prior to co-founding Arborview Capital, he served as a partner with Columbia Capital, a sector-focused venture capital firm with over $2 billion under management. In addition to Vital Farms, Mr. Khoury is or has been a member of the board of directors of multiple Arborview Capital portfolio companies. Mr. Khoury is on the board of directors of Impact Capital Managers, a network of private capital fund managers in the U.S. and Canada, and he is on the Board of Trustees of the Levine School of Music. Mr. Khoury received his B.S. in Finance from Lehigh University. We believe that Mr. Khoury is qualified to serve on our board of directors because of his extensive finance and investment experience.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Matthew O’Hayer	65	2023	Founder, Executive Chairman and Director	2009
Russell Diez-Canseco	48	2023	President, Chief Executive Officer and Director	2019
Glenda Flanagan	67	2022	Director	2020
Kelly Kennedy	52	2023	Director	2019
Gisel Ruiz	50	2022	Director	2020
Denny Marie Post	63	2022	Director	2019

(1)	As of April 12, 2021

The principal occupation, business experience and education of each continuing director are set forth below.

Matthew O’Hayer is our founder and has served as a member of our board of directors since inception and as our executive chairman since April 2019. From September 2007 to April 2019, Mr. O’Hayer served as our chief executive officer. Mr. O’Hayer is also the founder and has served as the president of the Organic Egg Farmers of America, an industry association that hosts agricultural conventions on topics related to organic egg production. We believe that Mr. O’Hayer is qualified to serve on our board of directors because of his leadership in conceptualizing and developing our brand and business, his deep expertise in the food business, his extensive knowledge of our industry and his 40 years of experience building businesses.

Russell Diez-Canseco has served as our president and chief executive officer since May 2019 and as a member of our board of directors since December 2019. Prior to this, Mr. Diez-Canseco served as our president and chief operating officer from November 2015 to April 2019, as our chief operating officer from October 2014 to October 2015 and as our vice president of operations from January 2014 to September 2014. Prior to joining us, Mr. Diez-Canseco spent several years with McKinsey & Company, a worldwide management consulting firm, H-E-B, a supermarket chain, and the Central Intelligence Agency. Mr. Diez-Canseco received his M.B.A. from Harvard Business School and earned his A.B. in Economics from the University of California at Berkeley. We believe Mr. Diez-Canseco’s strategic vision for our company and his extensive business experience, including in the food industry, make him qualified to serve on our board of directors.

Glenda Flanagan has served as a member of our board of directors since July 2020. Ms. Flanagan served as the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc. (“Whole Foods”), the natural and organic food supermarket chain acquired by Amazon, Inc. in 2017, from 1988 through May 2017. Since then she has served as the Executive Vice President and Senior Advisor at Whole Foods. Ms. Flanagan currently serves on the boards of directors of Whole Planet Foundation, Whole Cities Foundation, and Whole Kids Foundation, as well as the public company Credit Acceptance Corporation. Ms. Flanagan holds a B.B.A. in accounting from the University of Texas at Austin. Ms. Flanagan was selected to serve as a member of our board of directors due to her extensive experience with a leading consumer and health-related brand, and her expertise and background with regard to accounting and financial matters.

Kelly Kennedy has served as a member of our board of directors since December 2019 and has also served as a member of the board of directors of FirstFruits Farms LLC since December 2019. Ms. Kennedy has served as the chief financial officer of The Honest Company since January 2021. Ms. Kennedy served on the board of directors of Sur La Table, Inc. from September 2018 to November 2020. Ms. Kennedy served as the chief financial officer of The Bartell Drug Company, a family-owned pharmacy chain from September 2018 until its sale to Rite Aid in December 2020. Prior to that, Ms. Kennedy served as the chief financial officer of Sur La Table from June 2015 to September 2018, as the chief financial officer of See’s Candies from January 2014 to June 2015 and as the chief financial officer and treasurer of Annie’s Inc. from August 2011 to November 2013. Ms. Kennedy has also served in various roles at Revolution Foods, Inc., Established Brands, Inc., Serena & Lily Inc., Forklift Brands, Inc., Elephant Pharm, Inc., Williams-Sonoma, Inc. and Dreyer’s Grand Ice Cream Holdings, Inc. Ms. Kennedy received her M.B.A. from Harvard Business School and her B.A. in Economics from Middlebury College. We believe that Ms. Kennedy is qualified to serve on our board of directors because of her comprehensive financial expertise and experience with retail and consumer brands, including those in the food space. As described above, Ms. Kennedy served as a director of Sur La Table, where she also served as chief financial officer from June 2015 to September 2018. Sur La Table filed a voluntary petition for bankruptcy on July 8, 2020. Except as described in the preceding sentence, no other event has occurred during the past 10 years requiring disclosure pursuant to Item 401(f) of Regulation S-K.

Denny Marie Post has served as a member of our board of directors since December 2019. Ms. Post has served on the board of directors of Travel + Leisure, Inc. since May 2018, Bluestone Lane Holdings since October 2020 and Libbey, Inc. since November 2020. Prior to that Ms. Post served on the board of directors of Red Robin Gourmet Burgers, Inc., a casual dining restaurant chain, from August 2016 to April 2019 and served in a variety of senior management roles from August 2011 to April 2019, including president, chief executive officer, chief concept officer and chief marketing officer. Ms. Post has previously held management positions at T-Mobile US, Inc., Starbucks Corporation, Burger King Worldwide Inc., and KFC USA as well as Priszm Brandz Canada (a joint venture of YUM! Brands, Inc.). Ms. Post received her certificate in Finance from Wharton School of Business at the University of Pennsylvania and her B.A. in Journalism and Social Sciences from Trinity University. We believe that Ms. Post is qualified to serve on our board of directors because of her diverse business, management and leadership experience in the consumer, food and hospitality industries.

Gisel Ruiz has served as a member of our board of directors since May 2020. Ms. Ruiz has also served on the board of directors of Cracker Barrel Old Country Store, Inc. since September 2020. Prior to that, Ms. Ruiz served as executive vice president and chief operating officer of Sam’s West, Inc., a national chain of membership-only retail warehouse clubs, from February 2017 to June 2019. She is currently on the board of advisors at Santa Clara University serving the Retail Management Institute. Ms. Ruiz served on the board of directors of Walmart de Mexico S.A.B. de CV, a multinational retail chain, from October 2016 to May 2019. Ms. Ruiz also held multiple positions at Walmart, Inc., both in the U.S. and international business segments, from 1992 through February 2017, including executive roles from 2010 to February 2017. Ms. Ruiz received her B.S. in Marketing, Retail Management from Santa Clara University. We believe that Ms. Ruiz is qualified to serve on our board of directors because of her diverse business, management and leadership experience in the consumer and food industries.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each director concerning her or his background, employment and affiliations, the Board has determined that none of our directors, other than Mr. Diez-Canseco, Ms. Flanagan and Mr. O’Hayer, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.” The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and chairperson of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be a Vital Farms employee or should be elected from among the non-employee directors. The needs of Vital Farms and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of our company.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board. Most recently, the Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and chairperson of the Board should be separate. The role of executive chairperson is currently held by Matthew O’Hayer, our founder, who has served in such capacity since April 2019. Our Corporate Governance Guidelines further specify that in the event that we do not have an independent chairperson of the Board, the independent directors may designate a lead independent director. Our lead independent director is Denny Marie Post, who has served in such capacity since August 2020. The lead independent director’s duties include: (i) presiding at all meetings of the Board at which the chairperson is not present, including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and the Chief Executive Officer and chairperson; (iii) presiding over meetings of the independent directors; (iv) consulting with the chairperson in planning and setting schedules and agendas for Board meetings; and (v) performing such other functions as the Board may delegate.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit

Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. The independent directors meet quarterly in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In fiscal 2020, the Company’s independent non-employee directors met two times in regularly scheduled executive sessions at which only independent directors were present. Our Board held 15 meetings during the fiscal year ended December 27, 2020. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 27, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for the year ended December 27, 2020:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Kofi Amoo-Gottfried(1)
Brent Drever					X	*
Glenda Flanagan
Kelly Kennedy†	X	*			X
Karl Khoury	X		X
Denny Marie Post			X		X
Gisel Ruiz	X		X	*

Total meetings in 2020	9		1		1

†	Financial Expert
*	Committee Chair
(1)	Mr. Amoo-Gottfried began serving on the Nominating and Corporate Governance Committee upon his appointment to the Board, effective January 4, 2021.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors–Corporate Governance” section of our website, www.vitalfarms.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary purpose of the audit committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	helping our board of directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Kelly Kennedy, Karl Khoury and Gisel Ruiz served as members of the Audit Committee during 2020, with Ms. Kennedy serving as Chair of the committee. The Board has determined that Ms. Kennedy is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Karl Khoury, Denny Marie Post and Gisel Ruiz served as members of the Compensation Committee during 2020, with Ms. Ruiz serving as Chair of the committee. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a ”non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met once during the fiscal year ended December 27, 2020.

Compensation Consultant

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed FW Cook’s independence and determined that FW Cook had no conflicts of interest in connection with its provisions of services to the Compensation Committee. In 2020, the Compensation Committee engaged FW Cook to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. Our Compensation Committee utilizes the data and analysis from FW Cook to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. To inform executive compensation decisions and ensure the competitiveness of our executive compensation programs and decisions, our Compensation Committee benchmarks our executive compensation against the total executive compensation of a peer group of companies. For all executives and directors as part of its deliberations, the Compensation Committee may also review and consider, as appropriate, materials such as executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.

Nominating and Corporate Governance Committee

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•	reviewing and recommending to our board of directors the compensation paid to our directors;

•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

•	reviewing, evaluating and recommending to our board of directors succession plans for our executive officers;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

Brent Drever, Kelly Kennedy and Denny Marie Post served as members of the Nominating and Corporate Governance Committee during 2020, with Mr. Drever serving as Chair of the committee. Mr. Amoo-Gottfried began serving as a member of the Nominating and Corporate Governance Committee upon his appointment to the Board, effective January 4, 2021. Our Board has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards. The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 27, 2020.

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendation for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest person integrity and ethics, the ability to read and understand basic financial statements, understand Vital Farms’ industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of Vital Farms; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of Vital Farms’ stakeholders consistent with Vital Farms’ public benefit corporation (“PBC”) status.

The Board and the Nominating and Corporate Governance Committee reviews candidates for director nomination in the context of the current composition of the Board, our operating requirements, and the long-term interests of Vital Farms’ stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity (including diversity of gender, ethnic background and country of origin), age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. For incumbent directors, the Board reviews those directors’ overall service to Vital Farms during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for Nasdaq purposes.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 27, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2020.

Vital Farms, Inc.

Audit Committee

Kelly Kennedy

Karl Khoury

Gisel Ruiz

Code of Business Conduct and Ethics

We have adopted a Code of Conduct that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at www.vitalfarms.com. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the “Investors–Governance” section of our website, www.vitalfarms.com.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o 3601 S Congress Ave Suite C100, Austin, Texas, 78704, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Hedging Policy

Our insider trading policy prohibits our employees, directors and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock or borrowing against our common stock.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2019. Representatives of KPMG LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual will be required to ratify the selection of KPMG LLP.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 27, 2020 and December 30, 2019 by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year
	2020	2019
Audit Fees(1)	$1,512,662	$1,493,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total Fees	$1,512,662	$1,493,500

(1)

Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC. In fiscal year 2020, $721,162 of the audit fees were in connection with our registration statements related to our initial public offering and our follow-on offering, including comfort letters, consents and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The pre-approval requirement does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Change in Independent Registered Accounting Firm

In 2019, our board of directors approved the change of accountants to KPMG LLP, and we dismissed RSM US LLP on August 19, 2019.

The independent auditor’s report on our consolidated financial statements prepared by RSM US LLP under auditing standards generally accepted in the United States of America for the 2018 fiscal year did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were (i) no disagreements with RSM US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RSM US LLP, would have caused RSM US LLP to make reference to the subject matter of the disagreements in connection with its report and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K issued by the SEC, in connection with the audit of our financial statements for the 2018 fiscal year and the subsequent period through the replacement of RSM US LLP with KPMG LLP.

Neither we nor anyone acting on our behalf consulted with KPMG LLP at any time prior to their retention by us as our independent registered public accounting firm regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

We have provided RSM US LLP with a copy of the disclosures set forth under the heading “Changes in Independent Registered Public Accounting Firm” included in this proxy statement, which also appeared in our Annual Report on Form 10-K for the fiscal year ended December 27, 2020. In connection with the disclosure in our Annual Report on Form 10-K, RSM US LLP furnished a letter addressed to the SEC stating that RSM US LLP agrees with statements related to them made by us under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in the Annual Report. A copy of that letter was filed as Exhibit 16.1 to our Annual Report on Form 10-K.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 12, 2021, other than with respect to Ms. Bal, whose employment with us commenced on April 26, 2021:

Name	Age	Position(s)
Matthew O’Hayer	65	Founder, Executive Chairman and Director
Russell Diez-Canseco	48	President, Chief Executive Officer and Director
Jason Dale	49	Chief Operating Officer
Joanne Bal	54	General Counsel, Corporate Secretary and Head of Environmental, Social and Governance
Scott Marcus	46	Chief Marketing Officer
Bo Meissner	59	Chief Financial Officer
Peter Pappas	57	Chief Sales Officer

Biographical information for Mr. O’Hayer and Mr. Diez-Canseco is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Joanne Bal has served as our General Counsel, Corporate Secretary and Head of Environmental, Social and Governance since April 2021. Prior to joining us, Ms. Bal served as Vice President and Chief Counsel, Levi Strauss Americas at Levi Strauss & Co., a global apparel company, from November 2016 to April 2021. Prior to Levi Strauss, Mrs. Bal served as Managing Director, Legal Services and Segment General Counsel for Applied Materials, Inc., a leading provider of semiconductor equipment and services, from September 2010 to October 2016. Prior to that time, Ms. Bal held various legal and business roles in both public and private technology companies, including LSI Corporation (acquired by Broadcom Inc.), Navis LLC, and Identix Incorporated. Ms. Bal began her career in private practice at two internationally-recognized law firms. Ms. Bal received her J.D. from the University of Chicago School of Law and her B.A. in Political Economy from the University of California, Berkeley.

Jason Dale has served as our Chief Operating Officer and Chief Financial Officer since January 2020. Prior to this, Mr. Dale served as our Chief Operating Officer from August 2019 to January 2020 and as our Chief Financial Officer from October 2014 to August 2019. Prior to joining us, Mr. Dale held a variety of executive management roles at Michael Angelo’s Gourmet Foods, Inc., a producer of premium, authentic frozen Italian entrees, including chief financial officer and chief operating officer. Mr. Dale received his B.S.B. in Accounting from the University of Phoenix.

Scott Marcus has served as our Chief Marketing Officer since May 2019. Prior to this, Mr. Marcus served as our Vice President of Sales and Marketing from July 2018 to April 2019 and as our Vice President of Marketing from February 2016 to July 2018. Prior to joining us, Mr. Marcus served in various roles at Mondelēz International, Inc. (formerly Kraft Foods), an American multinational confectionery, food and beverage holding company, including marketing director for the Savory brands North America business, brand marketing director of the Ritz franchise, and senior brand manager of belVita Breakfast United States. Mr. Marcus received his M.B.A. from The Fuqua School of Business at Duke University and his B.B.A. in Marketing from The George Washington University.

Bo Meissner has served as our Chief Financial Officer since December 2020. Prior to this, Mr. Meissner served as our executive vice president of finance from July 2020 to December 2020. Prior to joining us, from May 2016 to July 2020, Mr. Meissner served as Vice President and Chief Financial Officer of NatureSweet, a company selling greenhouse grown vegetables. Prior to NatureSweet, Mr. Meissner served in various roles at Boulder Brands, a food company, including as Senior Vice President of Finance and Treasury from December

2010 to August 2015. Mr. Meissner also served in a broad range of finance and accounting roles at Dr Pepper Snapple Group (formerly Cadbury Schweppes Americas Beverages and now part of Keurig Dr Pepper, Inc.) and at Procter & Gamble. Mr. Meissner received his M.B.A. from Queen’s University in Kingston, Canada and received his B.Sc. in Geology from Carleton University in Ottawa, Canada.

Peter Pappas has served as our Chief Sales Officer since October 2020. Prior to joining us, Mr. Pappas served as Chief Commercial Officer at Califia Farms, a plant-based food and beverage company, from January 2019 to October 2020. Prior to Califia Farms, Mr. Pappas served as Executive Vice President of Sales and Operations for the Western Division of Advantage Solutions, a sales and marketing consultancy, from 2014 to October 2018. Mr. Pappas also served as Chief Customer Officer/SVP Sales & Marketing of Dean Foods, an American dairy processor, and as Vice President of U.S. Sales for MillerCoors Brewing Company, and he held positions of increasing responsibility with Pepsi Cola and PepsiCo. Mr. Pappas received his B.A. in International Relations and Business from University of California, Los Angeles.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Russell Diez-Canseco	2020	391,204	—	121,056	656,042	17,042	1,185,326
President and Chief Executive Officer	2019	328,462	—	2,330,074	154,808	16,710	2,830,053
Bo Meissner(5)	2020	137,846	—	2,615,821	100,000	5,430	2,859,097
Chief Financial Officer
Peter Pappas(6)	2020	56,680	50,000	932,504	249,600	5,051	1,293,836
Chief Sales Officer

(1)	Salary amounts represent actual amounts earned during 2020. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)

The amounts shown for option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. For additional information on these awards, please see “Outstanding Equity Awards at Fiscal Year-End.”

(3)

See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded. The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year.

(4)	Includes company matching contributions to 401(k) plans in the amounts of $10,087, $4,932 and $3,534 for Mr. Diez-Canseco, Mr. Meissner and Mr. Pappas, respectively.
(5)	Mr. Meissner commenced employment with us in July 2020 as our Executive Vice President, Finance and became our Chief Financial Officer on December 28, 2020 at the beginning of our 2021 fiscal year.
(6)	Mr. Pappas commenced employment with us in October 2020.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Non-Equity Incentive Plan Compensation

We develop a performance-based bonus program annually. Under the 2020 annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of base salary, and (2) the percentage attainment of our 2020 corporate goals established by our Board in its sole discretion and communicated to each officer. Each named executive officer is assigned a target performance bonus expressed as a percentage of his base salary, which for 2020 was 100% for Mr. Diez-Canseco and 60% of each of Mr. Meissner and Mr. Pappas, prorated for the portion of the year each was employed by the company. For 2020, the Compensation Committee determined that Mr. Diez-Canseco was entitled to 168% of his target bonus. Each of Mr. Meissner and Mr. Pappas received a performance bonus pursuant to their offer letters, each as described below under “—Employment Arrangements.” Accordingly, our Board approved performance bonuses for each of the named executive officers as reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We have used stock option grants, and beginning in 2021, stock option grants in combination with restricted stock grants, for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year.

In August 2020, in connection with the completion of our IPO, the Board granted options to purchase shares of common stock with an exercise price equal to the initial public offering price of $22.00 per share. Mr. Diez-Canseco received 18,750 options to purchase shares of common stock and Mr. Meissner received 399,777 options to purchase shares of common stock. Mr. Meissner’s grant included his initial grant provided upon his commencement of employment. See “—Employment Arrangements” for additional information.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 27, 2020:

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Russell Diez-Canseco	3/14/2014	12,300	—		$0.67	3/14/2024
Chief Executive Officer	9/26/2014	216,074	—		$1.43	9/26/2024
	5/22/2015	123,000	—		$1.43	5/22/2025
	1/1/2016	98,400	—		$3.25	1/1/2026
	12/1/2016	137,760	34,440	(2)	$3.25	12/1/2026
	5/22/2018	88,560	132,840	(3)	$3.67	5/22/2028
	8/22/2019	209,870	839,482	(2)	$5.33	8/22/2029
	7/30/2020	—	18,750	(4)	$22.00	7/30/2030
Bo Meissner	7/30/2020	—	399,777	(5)	$22.00	7/30/2030
Chief Financial Officer
Peter Pappas	10/26/2020	—	91,972	(4)	34.09	10/26/2030
Chief Sales Officer

(1)

Equity awards granted prior to July 30, 2020 were granted under our 2013 Incentive Plan (“2013 Plan”) and equity awards granted on or after July 30, 2020 were granted under our 2020 Equity Incentive Plan (“2020 Plan”). Our 2020 Plan, which became effective on July 30, 2020, the day immediately prior to the date on which our registration statement in connection with our initial public offering was declared effective by the SEC. Our 2013 Plan was suspended when our 2020 Plan became effective on July 30, 2020; however, awards outstanding under our 2013 Plan continue in full effect in accordance with their existing terms. All vesting is subject to the individual’s continuous service with us through the vesting dates.

(2)	The shares subject to this award vest in equal annual installments over five years from the date of grant.
(3)	The shares subject to this award vest in equal annual installments over five years from January 1, 2018.
(4)	The shares subject to this award vest in equal annual installments over four years from the date of grant subject to the executive officer’s continued service.
(5)	The shares subject to this award vest in equal annual installments over five years from July 24, 2020 subject to the executive officer’s continued service.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Russell Diez-Canseco

We maintain an employment agreement with Russell Diez-Canseco, originally entered into in October 2018, while Mr. Diez-Canseco served as our President and Chief Operating Officer, which was amended and restated

in July 2020. Pursuant to the amended and restated agreement, Mr. Diez-Canseco is entitled to a base salary of $350,000 per year (which was subsequently increased by our board of directors to $450,000 on July 30, 2020). Mr. Diez-Canseco is eligible to receive an annual bonus payment, as may be determined by our board of directors in its sole discretion, based upon his performance and other criteria as may be established by the board from time to time.

Mr. Diez-Canseco must provide to us two weeks’ written notice of his resignation other than for good reason and, in the event of our termination of Mr. Diez-Canseco’s without cause, we must either provide two weeks’ written notice of termination or payment in lieu of two weeks’ notice. We may terminate Mr. Diez-Canseco immediately for cause and upon his death or disability. Regardless of the manner in which he is terminated, Mr. Diez-Canseco is entitled to receive amounts earned during his term of service, including salary, unreimbursed expenses incurred by him on our behalf, and accrued and unused vacation pay in accordance with our normal policies and practice. Upon termination by Mr. Diez-Canseco for good reason, termination by us without cause or upon his death or disability, Mr. Diez-Canseco shall be eligible to receive the following severance benefits:

•	a lump sum amount equal to 150% of his annual base salary, or the Base Salary Severance;

•	one year of premiums for continued health benefits under COBRA at the level existing on the termination date; and

•	we will permit Mr. Diez-Canseco to use shares to pay the exercise price for all vested options owned by him on the termination date.

These severance benefits are conditioned upon Mr. Diez-Canseco’s compliance with his post-termination obligations under his employment agreement and upon his execution, delivery and non-revocation of a release of claims in favor of the company. The employment agreement also contains intellectual property assignments and post-termination non-disclosure, non-solicitation, non-competition, and non-disparagement obligations.

For purposes of Mr. Diez-Canseco’s employment agreement, “cause” means a good faith finding by the board of directors that (A) Mr. Diez-Canseco failed to substantially perform his duties and obligations to the company (other than a failure resulting from the death or incapacity due to disability) subject to a notice and cure opportunity; (B) Mr. Diez-Canseco has committed a crime involving fraud, dishonesty, theft or breach of trust; (C) Mr. Diez-Canseco has been convicted of a felony involving moral turpitude; (D) Mr. Diez-Canseco intentionally and willfully engaged in misconduct that is demonstrably and materially injurious to the company, monetarily or otherwise; (E) Mr. Diez-Canseco materially breached his employment agreement or any other agreement with us regarding his intellectual property rights; (F) Mr. Diez-Canseco willfully violated state or federal laws or regulations in connection with his employment to our material detriment; or (G) Mr. Diez-Canseco willfully failed to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or willfully destroyed or failed to preserve documents or other materials relevant to such investigation.

For purposes of Mr. Diez-Canseco’s employment agreement, “good reason” means (A) a material reduction in salary; (B) any material diminution in the authority or responsibilities of Mr. Diez-Canseco with respect to the our business; (C) an office relocation farther than 50 miles from our principal executive offices; or (D) a material breach by us of the employment agreement.

Bo Meissner

We entered into an offer letter agreement with Mr. Meissner in connection with his commencement of employment with us as our Executive Vice President, Finance in July 2020. Pursuant to the offer letter agreement, Mr. Meissner was entitled to an initial base salary of $320,000 per year, an initial target annual performance bonus of 60% of base salary, and an initial stock option grant to purchase 162,511 shares of our common stock, which was issued in connection with the pricing of our initial public offering. Mr. Meissner’s offer letter agreement provided that for 2020, Mr. Meissner’s annual performance bonus would be determined the Board but would be no less than 90% and no more than 100% of 60% of Mr. Meissner’s base salary, prorated for the time that he was employed during 2020. In recognition of Mr. Meissner’s service in 2020, the Compensation Committee approved an aggregate performance bonus in the amount of $100,000 for 2020. Pursuant to his offer letter, Mr. Meissner assumed the position of Chief Financial Officer effective December 28, 2020.

Peter Pappas

We entered into an offer letter agreement with Mr. Pappas in connection with his commencement of employment with us as our Chief Sales Officer in October 2020. Pursuant to the offer letter agreement, Mr. Pappas was entitled to an initial base salary of $320,000 per year, a one-time sign-on bonus of $50,000 (which is subject to prorated repayment if Mr. Pappas resigns from employment prior to the twelve-month anniversary of his start date), an initial target annual performance bonus of 60% of base salary, and an initial stock option grant to purchase 91,972 shares of our common stock. Mr. Pappas’ offer letter agreement provided that for 2020, Mr. Pappas’ annual performance bonus would be determined the Board but would be no less than 130% and no more than 130% of 60% of Mr. Pappas’ base salary for the full calendar year 2020. We also provide Mr. Pappas with a recurring monthly payment of $650 to cover expenses related to his personal automobile, which he uses for work-related travel.

Health and Welfare and Retirement Benefits; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 3% of their compensation. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our board of directors may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, which provides that each of our non-employee directors will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $20,000 for service as lead independent director;

•	an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chairman of the Audit Committee, chairman of the Compensation Committee and chairman of the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);

•

an initial restricted stock unit award granted at the time a non-employee director first joins our Board, covering the number of shares equal to $120,000 divided by the closing sales price of our common stock on the grant date, vesting in three equal annual installments; and

•

an annual restricted stock unit award covering the number of shares equal to $80,000 divided by the closing sales price of our common stock on the date of the applicable annual meeting, vesting on the earlier of (i) the one-year anniversary of the date of grant and (ii) the day before the next annual meeting.

Each non-employee director may elect to convert his or her cash compensation under the compensation policy into an award of restricted stock units, which we refer to as the retainer grant. If a non-employee director timely makes this election, each such retainer grant will be automatically granted on the first business day following the date the corresponding cash compensation otherwise would be paid under the policy and will cover a number of shares of our common stock equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the closing sales price per share of our common stock on the date the corresponding cash compensation otherwise would be paid (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. In addition, each retainer grant will be fully vested on the grant date.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 27, 2020. Mr. Amoo-Gottfried joined the Board in January 2021 and received no compensation from us during the year ended December 27, 2020. Mr. Diez-Canseco, our chief executive officer, also serves on our Board but receives no additional compensation in connection with such service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1)(2) ($)	Total ($)
Brent Drever	20,604	282,075	—	302,679
Glenda Flanagan	16,484	282,075	—	298,559
Kelly Kennedy	64,031	282,075	18,819	364,925
Karl Khoury	23,695	282,075	—	305,770
Denny Marie Post	61,160	282,075	18,819	362,054
Gisel Ruiz	35,662	282,075	76,358	394,095

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the stock and option awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors upon the vesting of the awards, the exercise of the stock options or the sale of the common stock underlying such awards.

(2)	The following table provides information regarding the aggregate number of stock and option awards granted to our non-employee directors that were outstanding as of December 27, 2020:

Name	Stock Awards (#)	Option Awards (#)
Brent Drever	7,500	—
Glenda Flanagan	7,500	—
Kelly Kennedy	7,500	26,141
Karl Khoury	7,500	—
Denny Marie Post	7,500	26,141
Gisel Ruiz	7,500	17,136

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

(1)	any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

(3)	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

(4)	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provides that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws will also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our insider trading policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 27, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2013 Incentive Plan	4,883,052	3.69		—	(1)
2020 Equity Incentive Plan	932,632	23.55	(2)	7,615,143	(3)
2020 Employee Stock Purchase Plan	—	—		900,000	(4)
Equity compensation plans not approved by security holders	—	—		—

Total	5,815,684			8,515,143

(1)

Following the adoption of the 2020 Plan, no additional stock awards have been or will be granted under the 2013 Plan. Any shares becoming available under the 2013 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of common stock underlying restricted stock units, which have no exercise price.

(3)

The number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2020 Plan, the number of shares available under the 2020 Plan was increased by 1,577,761 shares effective January 1, 2021.

(4)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31 and (ii) 900,000, or such lesser number of shares as determined by the Company’s board of directors. Pursuant to the terms of the ESPP, the number of shares available under the ESPP increased by 394,440 shares effective January 1, 2021.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our directors and executive officers, participation in our IPO and participation in our secondary follow-on offering in November 2020, below we describe transactions since December 30, 2019 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Certain Related-Party Transactions

Participation in Initial Public Offering and Secondary Follow-On Offering

In connection with our initial public offering, which was completed in August 2020, Ms. Ruiz purchased 9,000 shares of common stock offered by us, and Mr. Khoury purchased 4,000 shares of common stock offered by us. Such purchases were made through the underwriters at the initial public offering price of $22.00 per share for an aggregate purchase price of $286,000.

Additionally, in connection with both our initial public offering and our secondary follow-on offering in November 2020, certain of our directors, executive officers and holders of 5% or more of our capital stock sold shares of common stock, as follows:

	Number of Shares Sold
Name of Selling Stockholder	Initial Public Offering	Secondary Follow- On Offering
Jason Jones	913,122	—
Bowie Strategic Investments, Inc.	421,337	1,354,684
Entities affiliated with Manna Tree Partners	281,500	1,000,000
Entities affiliated with SJF Ventures	286,014	425,000
Entities affiliated with Sunrise Strategic Partners	1,088,697	—
Arborview Capital Partners LP	227,749	250,000
Matthew O’Hayer	1,517,105	—

All of these shares were sold to the public at the corresponding public offering price, and the selling stockholders paid all applicable per share underwriting fees and commissions to the underwriters. We received no proceeds from the sale of these shares by the selling stockholders.

Guarantor Warrant

Mr. O’Hayer, our Executive Chairman, guaranteed Vital Farms’ obligations under a line of credit agreement that Vital Farms entered into in 2015 and that matured and was repaid in full in 2017. In connection with this guarantee, we issued Mr. O’Hayer a warrant to purchase 196,800 shares of Vital Farms common stock at an exercise price of $1.43 per share. The warrant expired on the earlier of June 12, 2020 or the completion of our IPO. Mr. O’Hayer exercised this warrant in full in June 2020, resulting in net proceeds to Vital Farms of approximately $282,000.

Relationship with Whole Foods

We serve the majority of our natural channel retail customers through food distributors, such as US Foods, which purchases, stores, sells and delivers our products to Whole Foods, and United Natural Foods, Inc. (“UNFI”), which was Whole Foods’ distributor through March 2020. As a result, we are not able to precisely attribute our net revenue to Whole Foods. In fiscal year 2020, UNFI accounted for approximately 15% of our net revenue and US Foods, Inc. accounted for approximately 18% of our net revenue. We rely on third-party data and internal analysis to calculate the portion of retail sales attributable to Whole Foods. Based on this third-party data and internal analysis, Whole Foods accounted for approximately 28% of our retail sales in fiscal year 2020. We have also entered into certain chargeback and vendor agreements with Whole Foods. Our director Glenda Flanagan is an Executive Vice President and Senior Advisor at Whole Foods.

Agreements with Sandpebble Builders Preconstruction

In September 2016, we entered into a consulting contract with Sandpebble Builders Preconstruction, Inc. (“Sandpebble”) for project management services for our initial construction of Egg Central Station, including in relation to design, procurement, scheduling, site control and certifications. In 2019, we entered into a subsequent consulting contract with Sandpebble for similar project management services in connection with our expansion of Egg Central Station. Victor Canseco, the owner and principal of Sandpebble, is the father of Russell Diez-Canseco, our President, Chief Executive Officer and a member of our Board. Pursuant to our consulting agreements with Sandpebble, we paid Sandpebble approximately $842,000 in fiscal year 2020.

Director Loans

In February 2019, we loaned $3.2 million to Matthew O’Hayer and $800,000 to Jason Jones, which we collectively refer to as the 2019 Director Loans. Each of the 2019 Director Loans was made pursuant to a non-recourse promissory note with interest at a rate per annum calculated at the lower of (i) the maximum applicable non-usurious rate of interest and (ii) the LIBOR rate (as defined in the Credit Facility), as such rate may be in effect from time to time, plus 2%. The initial interest rate on the 2019 Director Loans was 4.78%. Unless a 2019 Director Loan is accelerated in accordance with its terms, we will terminate it upon the earliest to occur of (i) August 7, 2022, (ii) the date of closing of a Liquidity Transaction (as defined in the applicable 2019 Director Loan) and (iii) prior to the time such note would be prohibited by the Sarbanes-Oxley Act.

As security for the payment of our obligations under the Credit Facility, in February 2019 we collaterally assigned and granted a security interest in the 2019 Director Loans to PNC Bank, National Association, including all rights to receive payments under the 2019 Director Loans and all proceeds thereof.

Mr. O’Hayer repaid his 2019 Director Loan in full on November 26, 2019. Mr. Jones repaid his 2019 Director Loan in full on August 13, 2020.

Stockholders Agreement

In connection with our convertible preferred stock and common stock financings in years prior to 2020, we entered into a stockholders agreement, as subsequently amended and restated, with certain parties including: entities affiliated with Arborview Capital Partners LP, where our director Karl Khoury is a partner; entities affiliated with Bowie Strategic Investments, Inc., entities affiliated with Inherent Group, LLC, where our former director Anthony Davis is chief executive officer and chief investment officer; entities affiliated with InvestEco Capital Corp; entities affiliated with Manna Tree Partners; entities affiliated with SJF Ventures; and entities affiliated with Sunrise Strategic Partners, LLC. This stockholders agreement terminated upon the completion of our IPO, except with respect to registration rights.

Liquidity Commitment Agreements

In connection with certain of our sales of capital stock, Matthew O’Hayer entered into agreements with us and certain of our stockholders, including certain beneficial owners of more than 5% of our capital stock and entities affiliated with certain of our directors, to use his commercially reasonable best efforts to cause us to list our common stock on a securities exchange or enter into one or more liquidity transactions. Upon the completion of our IPO, these agreements were satisfied in full.

Equity Grants to Directors and Executive Officers

We have granted stock options and restricted stock units to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Officer and Director Compensation—Director Compensation” and “Executive Officer and Director Compensation—Executive Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provides our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Officer and Director Compensation——Limitations on Liability and Indemnification Matters.”

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 12, 2021, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 12, 2021. Options to purchase shares of our common stock that are exercisable within 60 days of April 12, 2021, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 39,921,299 shares of our common stock outstanding as of April 12, 2021. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Jason Jones(1)	3,775,288	9.3%
Entities affiliated with SJF Ventures(2)	2,100,730	5.3%
Eventide Asset Management, LLC(3)	2,053,232	5.1%
Directors and Named Executive Officers:
Russell Diez-Canseco4)	859,976	2.1%
Bo Meissner	—	—
Peter Pappas	—	—
Matthew O’Hayer(5)	10,849,649	27.0%
Kofi Amoo-Gottfried	—	—
Brent Drever(6)	1,536,012	3.8%
Glenda Flanagan(7)	1,605,730	4.0%
Kelly Kennedy(8)	28,641	*
Karl Khoury(9)	1,786,880	4.5%
Denny Marie Post(8)	28,641	*
Gisel Ruiz(10)	28,636	*
All current executive officers and directors as a group (14 persons)(11)	17,098,327	41.3%

*	Represents beneficial ownership of less than 1%.
(1)

The information shown is as of December 31, 2020 and is based on a Schedule 13G filed on February 12, 2020. Consists of (a) 640,461 shares held by The MIPOTH-C Trust, formed 8/31/2018, of which Mr. Jones is trustee, (b) 640,461 shares held by The MIPOTH-J Trust, formed 8/31/2018, of which Mr. Jones is trustee, (c) 1,633,366 shares held by The NANAPA Trust, formed 7/25/2018, of which Mr. Jones is trustee, (d) 615,000 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of December 31, 2020, and (e) 123,000 shares that The MIPOTH-C Trust may acquire and 123,000 shares that The MIPOTH-J Trust may acquire from Matthew O’Hayer at any time on or prior to September 1, 2023 upon exercise of call options pursuant to agreements among Mr. O’Hayer, Mr. Jones and such trusts.
(2)

The information shown is as of December 31, 2020 and is based on a Schedule 13G filed on February 16, 2021. Includes (a) 1,829,520 shares held by SJF Ventures III, L.P. (“SJF III”) and (b) 271,210 shares held by SJF Ventures IIIA, L.P. (“SJF IIIA” and with SJF III, the “SJF Entities”). SJF GP III, LLC (“SJF GP”) is the general partner of SJF III and SJF GP IIIA, LLC (“SJF GPA”) is the general partner of SJF IIIA. Richard Defieux, David Griest, Arrun Kapoor, Alan Kelley, David Kirkpatrick and Cody Nystrom (collectively, the “Managing Directors”) are the managing members of each of SJF GP and SJF GPA and, as a result, may be deemed to share voting and investment power with respect to the shares held by each of the SJF Entities. Each Managing Director disclaims beneficial ownership of such shares. The address of each of the SJF Entities is 200 North Mangum Street, Suite 203, Durham, North Carolina 27701.

(3)

The information shown is as of December 31, 2020 and is based on a Schedule 13G filed on February 12, 2020. Eventide Asset Management, LLC (“Eventide”) is the beneficial owner of 2,053,232 shares by virtue of being the investment adviser to registered investment companies (“Eventide Funds”). As of December 31, 2020, the Eventide Gilead Fund held 1,985,000 shares, and the Eventide Exponential Technologies Fund held 68,232 shares. The address of Eventide and the Eventide Funds is One International Place, Suite 4210, Boston, Massachusetts 02110.

(4)

Includes (i) 798,476 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 12, 2021 and (ii) 61,500 shares that Mr. Diez-Canseco may acquire from Mr. O’Hayer upon exercise of a call option pursuant to an agreement between Mr. O’Hayer and Mr. Diez-Canseco, which is immediately exercisable.

(5)

Includes 199,155 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 12, 2021. Includes 307,500 shares that are transferable upon exercise of call options held by The MIPOTH-C Trust in respect of 123,000 shares, The MIPOTH-J Trust in respect of 123,000 shares and Russell Diez-Canseco in respect of 61,500 shares.

(6)

Consists of (i) 1,533,512 shares held by MTP C001 Holdings, LLC (“MTP LLC”) and (ii) 2,500 shares issuable upon settlement of restricted stock units within 60 days of April 12, 2021. Mr. Drever is on the investment committee of the ultimate general partner of MTP LLC, as a result, may be deemed to share voting and investment power with respect to the shares held by MTP LLC. Mr. Drever disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)

Consists of (i) 1,603,230 shares held by Bowie Strategic Investments, Inc. (“Bowie”) and (ii) 2,500 shares issuable upon settlement of restricted stock units within 60 days of April 12, 2021. Ms. Flanagan is a member of the investment committee of Bowie and, as a result, may be deemed to share voting and investment power with respect to the shares held by Bowie. Ms. Flanagan disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

(8)

Includes (i) 26,141 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 12, 2021 and (ii) 2,500 shares issuable upon settlement of restricted stock units within 60 days of April 12, 2021.

(9)

Consists of (i) 4,000 shares held by Mr. Khoury, (ii) 1,780,380 shares held by Arborview Capital Partners LP (“ACP”), and (iii) 2,500 shares issuable upon settlement of restricted stock units within 60 days of April 12, 2021. Mr. Khoury is a managing member and a member of the investment committee of the ultimate general partner of ACP and, as a result, may be deemed to share voting and investment power with respect to the shares held by ACP. Mr. Khoury disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)

Includes (i) 17,136 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 12, 2021 and (ii) 2,500 shares issuable upon settlement of restricted stock units within 60 days of April 12, 2021.

(11)

Includes (i) 1,502,465 shares underlying options that are immediately exercisable or will be exercisable within 60 days of April 12, 2021 and (ii) 15,000 shares issuable upon settlement of restricted stock units within 60 days of April 12, 2021.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Vital Farms, Inc. Direct your written request to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Jason Dale, Secretary, or email investors@vitalfarms.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Jason Dale Secretary

April 26, 2021

A copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2020 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.vitalfarms.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2020 is also available without charge upon written request to our Secretary via email at investors@vitalfarms.com.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/VITL
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-291-7284
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting by 05:00 P.M., Central Time on June 8, 2021 at www.proxydocs.com/VITL

Vital Farms, Inc.
Annual Meeting of Stockholders
For Stockholders of record on April 12, 2021

TIME:	Wednesday, June 9, 2021, 09:00 AM, Central Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/VITL for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Russell Diez-Canseco and Jason Dale (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Vital Farms, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Vital Farms, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1. Election of Directors
	FOR	WITHHOLD
1.01 Kofi Amoo-Gottfried	☐	☐		FOR

1.02 Brent Drever	☐	☐		FOR

1.03 Karl Khoury	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2021	☐	☐	☐	FOR

You must register to attend the meeting by 05:00 P.M., Central Time on June 8, 2021 at www.proxydocs.com/VITL

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date